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                                   EXHIBIT 99
                       WELLS FARGO & COMPANY AND SUBSIDIARIES
                 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                           Quarter ended June 30,     Six months ended June 30,
                                                           ---------------------      ------------------------
(in millions)                                                1994           1993           1994           1993
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                          $ 368          $ 262         $  727         $  450
  Fixed charges                                               291            291            558            596
                                                            -----          -----         ------         ------
                                                            $ 659          $ 553         $1,285         $1,046
                                                            -----          -----         ------         ------
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Fixed charges(1):
  Interest expense                                          $ 277          $ 278         $  530         $  570
  Estimated interest component of net rental expense           14          $  13             28             26
                                                            -----          -----         ------         ------
                                                            $ 291          $ 291         $  558         $  596
                                                            -----          -----         ------         ------
                                                            -----          -----         ------         ------

Ratio of earnings to fixed charges (2)                       2.26           1.90           2.30           1.76
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EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                          $ 368          $ 262         $  727         $  450
  Fixed charges                                                81             75            152            148
                                                            -----          -----         ------         ------
                                                            $ 449          $ 337         $  879         $  598
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Fixed charges:
  Interest expense                                          $ 277          $ 278         $  530         $  570
  Less interest on deposits                                  (210)          (216)          (406)          (448)
  Estimated interest component of net rental expense           14             13             28             26
                                                            -----          -----         ------         ------
                                                            $  81          $  75         $  152         $  148
                                                            -----          -----         ------         ------
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Ratio of earnings to fixed charges                           5.54           4.49           5.78           4.04
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

(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations.
    However, management believes that fixed charge ratios are not meaningful measures for the business of the
    Company because of two factors.  First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

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